UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

ALLEGHENY ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

The following letter was mailed on or about August 11, 2010 to certain Allegheny Energy, Inc. stockholders as of July 16, 2010.

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY TODAY

August 10, 2010

Dear Allegheny Energy Stockholder:

We previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of Allegheny Energy, Inc. to be held on September 14, 2010. Your vote is important, and your participation is requested at this important special meeting.

As you know, the boards of directors of FirstEnergy Corp. and Allegheny Energy, Inc. have each unanimously approved an agreement and plan of merger pursuant to which Element Merger Sub, Inc., a wholly owned subsidiary of FirstEnergy, will merge with and into Allegheny Energy with Allegheny Energy becoming a wholly owned subsidiary of FirstEnergy. This merger should significantly enhance value for our stockholders. Stockholders will receive a meaningful premium for their shares based on the trading price of FirstEnergy and Allegheny Energy shares prior to the announcement of the merger and a substantial dividend increase based on FirstEnergy’s current dividend policy. Upon completion of the merger, FirstEnergy will issue to Allegheny Energy stockholders 0.667 of a share of FirstEnergy common stock for each share of Allegheny Energy common stock held prior to the merger. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to completion of the merger.

We believe the merger is in the best interests of our stockholders and will create a strong combined company with substantial upside. With a more diversified generation fleet that is less dependent on coal, your investment will be less exposed to the risk of carbon legislation or onerous environmental regulations. The combined company’s increased size should create opportunities for efficiencies of all kinds. Importantly, the combined company will be well positioned to benefit from a recovery in the economy and higher power prices.

At the Allegheny Energy special meeting, stockholders are being asked to approve the Agreement and Plan of Merger, dated as of February 10, 2010, as amended as of June 4, 2010, and the merger described above, as well as a proposal to adjourn the Allegheny Energy special meeting, if necessary or appropriate, to solicit additional proxies.

The Allegheny Energy board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Allegheny Energy and its stockholders, and recommends that Allegheny Energy stockholders vote “FOR” the proposal to approve the merger agreement and the merger and “FOR” the proposal to adjourn the Allegheny Energy special meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval.

Approval of the merger agreement and the merger by Allegheny Energy stockholders is a condition to the merger and requires the affirmative vote of holders of at least a majority of the shares of Allegheny Energy common stock outstanding and entitled to vote. Therefore, your vote is very important. Your failure to vote your shares will have the same effect as a vote “AGAINST” approval of the merger agreement and the merger.

Please submit your proxy in this important matter as promptly as possible (1) by telephone, (2) through the Internet, or (3) by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided.

Thank you for your cooperation and continued support.

Sincerely,

/S/ PAUL J. EVANSON
Paul J. Evanson
Chairman, President and Chief Executive Officer

3 EASY WAYS TO VOTE

Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Street name stockholders: Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your voting instruction form immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Allegheny Energy, toll-free at 1-800-549-6650.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

In addition to historical information, this document may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving FirstEnergy and Allegheny Energy, including future financial and operating results; FirstEnergy’s and Allegheny Energy’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite FirstEnergy and Allegheny Energy shareholder approvals; the risk that FirstEnergy or Allegheny Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-165640) that was filed by FirstEnergy with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in FirstEnergy’s and Allegheny Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document. Neither FirstEnergy nor Allegheny Energy undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, FirstEnergy filed a Registration Statement on Form S-4 (Registration No. 333-165640) with the SEC that includes a joint proxy statement of FirstEnergy and Allegheny Energy and that also constitutes a prospectus of FirstEnergy. FirstEnergy and Allegheny Energy urge shareholders to read the joint proxy statement/prospectus regarding the proposed merger, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Allegheny Energy’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.”

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